Exhibit 10.1

EQUITY AGREEMENT

This Equity Agreement (the “Agreement”) is made as June 15, 2010 by the following parties:

Honglin Qian, a citizen of the China. With his address at 152 Hongjian Rd. Jingling Town, Tianmen, Hubei 431700, PR China

And

DALIAN BEIGANG INFORMATION INDUSTRY DEVELOPMENT CO. LTD (“Dalian Beigang”) is a company duly incorporated under the laws of People’s Republic of China (the “PRC”) with its principal address at: Unit 512, A Section, 1 Huo Ju Road, Qi Xian Ling Industrial Base, High-Tech Zone Dalian 116025, Liao Ning Province, PR China.

After referred to as “the Shareholders”; and collectively, the “Parties”; or individually, a “Party”.

RECITALS

WHEREAS, the Parties wish to establish a new corporation to be located in Dalian, China which will have as its business purpose. to develop and then commercialize in China and elsewhere, unique and proprietary bio-medical formulations of which the first such product will be designed to determine the presence or not of the chemical formula commonly called Melamine in food products. The new corporation will be called DAILIAN BEIGANG BIOTECH INC. (“the COMPANY”).

Honglin Qian has developed the formulations necessary to prepare commercial products designed for Melamine analysis and such products include both consumable products and hardware devices designed to analyze and display results of such analyses. Dalian Beigang has the necessary software design capabilities and also the ability to arrange for office and research laboratory space to allow the COMPANY to commence business. In addition, Dalian Beigang has the ability to arrange all necessary manufacturing contractors necessary to ensure professional production of hardware, software and consumable products needed by the COMPANY.

Honglin Qian will own a 10% equity interest in the COMPANY, and Dalian Beigang will own an 90% equity interest of the COMPANY.

THEREFORE, the Parties agree as follows:

ARTICLE 1
PURCHASE OF EQUITY SHARES

Section 1.1 Purchase

The Parities will each purchase their pro rata share of the equity shares of the COMPANY by way of the following - Honglin Qian will transfer all legal ownership of all assets currently owned by him and that are necessary as the core technology of the COMPANY. Dalian Beigang will provide cash in the amount of 900,000 yuan which will equal 90% of the registered capital of the COMPANY. The COMPANY will be registered as a Wholly Foreign Owned Enterprise (“WFOE”) under the laws of the PR China.

As an incentive to Honglin Qian to enter into this Agreement, Dalian Beigang will arrange for the issuance to Honglin Qian of 1,000,000 common shares of its parent company, Northport Network Systems Inc., a US publicly traded corporation under the trading symbol NNWS.OB.

ARTICLE 2
PRE-CLOSING MATTERS

Section 2.1 Government Approval and Registration

The formation of the COMPANY under this Agreement shall be subject to the approval of the Dalian Foreign Trade & Economic Cooperation Bureau. (the “Approving Authority”) and registered with Dalian Municipal Administration for Industry and Commerce (the “Registration Authority”).

For the purpose in the above paragraph, as soon as possible after the signing of this Agreement, the Parties shall prepare, and procure, all the documents which may be required by the Approving Authority and submit these documents to the Approving Authority for approval. After obtaining the approval from the Approving Authority, the Parties shall register their respective equity ownership portions in accordance with relevant Chinese law and regulations.

ARTICLE 3
CLOSING

For purposes of this Agreement, the term “Closing” means the time at which the transaction contemplated by this Agreement will be consummated, which in any event shall be on or before July 1, 2010.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF HONGLIN QIAN

Section 4.1 Legal, Valid and Binding Obligation

Honglin Qian possesses full power and authority to enter into this Agreement and to perform his obligations hereunder;

Section 4.2 Technology Assets

Honglin Qian has exclusive legal right and title to the Technology Assets, which are comprised of the following:

A three-in-one combo rapid test device for early diagnosis of acute myocardial infarction. Patent No.: 200510018714.6

A gold immuno-chromatographic testing device for detection of melamine. Patent Application No.: CN200910060513.0 and his ownership of such Technology Assets is free from all security interests, such as liens, charges and other encumbrances, and all claims of any creditor, whether or not such claims are derived from legally binding agreements to which he is a party or from legally enforceable court judgments or arbitration awards, and upon the Transfer, as contemplated herein, the COMPANY will have full right and title with respect to the Technology Assets, free from any Security Interest, such as liens, charges and other encumbrances, and any claims from any creditors. For purpose of this Agreement, “Security Interest” means any mortgage, deed of trust, pledge and any other right of arrangement with, any creditor to have its claim satisfied out of any such Equity Interest.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF DALIAN BEIGANG

Dalian Beigang hereby represents, warrants and agrees as follows:

Section 5.1 Legal, Valid and Binding Obligation

Dalian Beigang:

1)

is a duly organized and validly existing independent legal entity in the PRC and has the full power and right to conduct its business in accordance with its business license, articles of incorporation, articles of association or similar organizational documents;

2)	possesses full power and authority to enter into this Agreement and to perform its obligations hereunder;

3)	has fully authorized its representative whose signature and the relevant power of attorney are affixed hereto sign this Agreement and to bind it thereby;

Sections 5.2 No Conflicts

The execution, delivery and performance of this Agreement and any related agreements by Dalian Beigang will not violate the provisions of, or constitute a breach of default whether upon lapse of time and/or the occurrence of any act or event or otherwise under (a) the constituent documents, (b) any law to which Dalian Beigang is subject, or (c) any contract to which Dalian Beigang is a party that is material to the financial condition, results of operations or conduct of the business of Dalian Beigang.

Section 5.3 Sufficient Authorized Common Share Capital

Dalian Beigang warrants that it and its parent company, Northport Network Systems Inc. has sufficient unallocated authorize common shares to meet its share payment obligations to Honglin Qian in accordance with the provisions of Sections 1.1 of this Agreement.

Section 5.4 Board Resolution

Dalian Beigang’s board of directors has passed a resolution approving the acquisition of the Equity Interest in accordance with the terms and conditions of this Agreement.

ARTICLE 6
FORCE MAJEURE

Section 6.1 Event of Force Majeure

“Force Majeure” shall mean all events, which were unforeseeable at the time this Agreement is signed, the occurrence and consequences of which cannot be avoided or overcome, and which arise after this Agreement is signed and prevent total or partial performance by any Party. Such events shall include earthquakes, typhoons, flood, fire, war, failures of international or domestic transportation, acts of government or public agencies, epidemics, civil disturbances, strikes and any other instances which cannot be foreseen, avoided or overcome.

Section 6.2 Suspension of Performance

If an event of Force Majeure occurs, a Party’s obligations under this Agreement affected by such an event shall be suspended during the period of delay caused by the Force Majeure and shall be automatically extended, without assuming the liability of breach of this Agreement.

ARTICLE 7
APPLICABLE LAW

Section 7.1 Applicable Law

The formation, validity, interpretation, execution, amendment, and termination of and settlement of disputes under this Agreement shall be governed by the laws of the PRC, without regard to principles of conflicts of laws hereunder.

ARTICLE 8
CONSULTATION AND ARBITRATION

Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof (a “Dispute”), shall be resolved through friendly negotiation. Such negotiation shall begin immediately after one party has delivered to the other parties a written request for such consultation. If within thirty (30) days following the date on which such notice is given the Dispute cannot be resolved, the Dispute shall be submitted to arbitration upon the request of any party with notice to the other parties. Any Dispute submitted by the parties to arbitration shall be decided by the arbitrators strictly in accordance with the PRC substantive law and shall not apply any other substantive law.

The arbitration shall be conducted in Beijing by the China International Economic and Trade Arbitration Commission in accordance with its arbitration rules then in effect. The arbitration proceedings shall be conducted in English. The arbitral award shall be final and binding upon the parties, and any party may apply to a court of competent jurisdiction for enforcement of such award.

During the period when a Dispute is being resolved, except for the matter being disputed, the parties shall in all other respects continue their implementation of this Agreement.

ARTICLE 9
MISCELLANEOUS

Section 9.1 Severability

The invalidity of any provision of this Agreement shall not affect the validity of any other provision of this Agreement.

Section 9.2 Costs, Expenses and Taxes

The Parties agree that each party shall bear its own costs, expenses and taxes incurred by of imposed on each Party in connection with the preparation, negotiation, execution and delivery of this Agreement shall be borne by the Parties respectively.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

HONGLIN QIAN

/s/ honglin qian

DALIAN BEIGANG INFORMATION INDUSTRY DEVELOPMENT CO LTD.

Authorized Representative:	/s/ zhao yan
Name:	Zhao, Yan
Title:	President